UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 14, 2008

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51786	87-0722777
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Northwest Boulevard, Suite 202

Coeur d’Alene, Idaho 83814

(Address of principal executive offices, including zip code)

(208) 676-8321

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Appointment of Principal Officers.

NightHawk Radiology Holdings, Inc. (the “Company”) announced today that Mr. David M. Sankaran has been appointed as the Company’s Senior Vice President and Chief Financial Officer effective May 19, 2008.

Mr. Sankaran, 41, most recently served as Senior Vice President & Chief Financial Officer of Accelrys, Inc., a leading provider of scientific solutions software, from 2005 to 2006. From 2004 to 2005, Mr. Sankaran served as Vice President and Corporate Controller for Ocular Sciences, Inc., a contact lens manufacturer. From November 2002 to March 2004, Mr. Sankaran worked as a financial consultant to software companies. From 1999 to 2002 Mr. Sankaran was Vice President of Investor Relations and, previously, Vice President of Finance, Global Operations, for PeopleSoft, Inc., an enterprise software company. Mr. Sankaran earned a Bachelors of Science degree in Business from the University of Southern California and a Masters in Business Administration from St. Mary’s College.

In connection with his employment as Senior Vice President & Chief Financial Officer, Mr. Sankaran and the Company entered into an employment agreement pursuant to which the Company will pay to Mr. Sankaran an annual base salary equal to $325,000 and Mr. Sankaran is eligible to earn annual performance-based incentive compensation of up to 100% of base salary. As part of Mr. Sankaran’s relocation to the Company’s Coeur d’Alene, Idaho headquarters, the Company agreed to reimburse up to $20,000 for moving and temporary housing and to pay Mr. Sankaran a signing bonus of $50,000. In addition, pursuant to the employment agreement, the Company has agreed to grant to Mr. Sankaran a restricted stock unit grant of 25,000 shares and an option to purchase up to 100,000 shares of the Company’s stock, with the grants to be made effective and the exercise price of the option established on Mr. Sankaran’s initial date of employment with the Company. In addition, the Company agreed to grant to Mr. Sankaran an additional option covering 90,000 shares at the first meeting of the Board of Directors following Mr. Sankaran’s one-year anniversary with the Company. The employment agreement also provides Mr. Sankaran with a severance package equal to 12 months of base salary, a pro-rata amount of his bonus (based upon the timing of the termination), continuation of certain healthcare benefits for 12 months, and twelve months of accelerated vesting on his equity grants in the event Mr. Sankaran’s employment is terminated without Cause or if Mr. Sankaran elects to resign for Good Reason (as each term is defined in the employment agreement).

A press release announcing the appointment of Mr. Sankaran as Senior Vice President and Chief Financial Officer was issued on May 19, 2008, a copy of which is being filed as Exhibit 99.1 to this Form 8-K and which is incorporated herein by reference in its entirety.

A copy of the employment agreement between the Company and Mr. Sankaran dated May 16, 2008 is attached to this Current Report as Exhibit 10.44.

Item 5.02.	Departure of Directors or Principal Officers.

As previously announced by the Company on February 13, 2008, Mr. Glenn Cole has resigned as the Company’s Senior Vice President & Chief Financial Officer effective May 14, 2008.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.44	Employment Agreement between the Company and Mr. David Sankaran dated May 16, 2008

99.1	Press release dated May 19, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2008

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

By:	/s/ Paul E. Cartee
Paul E. Cartee
Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
10.44	Employment Agreement between the Company and Mr. David Sankaran dated May 16, 2008

99.1	Press release dated May 19, 2008